UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2013

NuPathe Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34836	20-2218246
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

227 Washington Street Suite 200 Conshohocken, Pennsylvania	19428
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 567-0130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Annually, the Compensation Committee of the Company’s Board of Directors (the “Committee”) reviews and evaluates the Company’s compensation programs and practices.  In connection with its evaluation of the Company’s equity compensation program for the current year, the Committee retained Radford, an AON Hewitt Company, to serve as its compensation consultant. In addition to annual equity grants, the Committee undertook an exchange of certain previously issued stock options for shares of restricted stock and restricted stock units (the “Exchange”) in order to improve the retention value of the Company’s equity compensation program. In the Exchange, certain employees of the Company (including each of the Company’s named executive officers) exchanged two (2) eligible stock options for one (1) share of restricted stock or one (1) restricted stock unit (“RSU”).  The Exchange was completed on January 7, 2013 in accordance with, and as permitted by, the terms of the Company’s 2010 Omnibus Incentive Compensation Plan.

Pursuant to the Exchange, the Company cancelled an aggregate of 1,236,837 stock options and issued an aggregate of 144,098 shares of restricted stock and 474,317 RSUs, of which 369,095 RSUs were issued to Mr. Anido (Chief Executive Officer), 11,229 RSUs and 25,907 shares of restricted stock were issued to Ms. Sebree (President), 8,109 RSUs and 28,165 shares of restricted stock were issued to Mr. Goldan (VP Finance and Chief Financial Officer), 37,500 RSUs and 21,984 shares of restricted stock were issued to Mr. Marino (Vice President and General Counsel), 8,109 RSUs and 23,542 shares of restricted stock were issued to Mr. McLaughlin (Chief Commercial Officer) and 40,275 RSUs and 44,500 shares of restricted stock were issued to other non-executive officers.

Shares of restricted stock issued in the Exchange will vest 50% on January 7, 2014, with the remaining shares vesting in four equal quarterly installments thereafter.  All shares of restricted stock issued in the Exchange will be subject to forfeiture if the employee’s service to the Company terminates before those shares vest, except as otherwise provided in a written employment agreement entered into between the employee and the Company.

Each RSU issued in the Exchange represents the right to receive one share of the Company’s common stock following the vesting of such RSU.  The RSUs issued in the Exchange will vest 50% on January 7, 2014, with the remaining RSUs vesting in four equal quarterly installments thereafter.  RSUs are subject to forfeiture to the extent the employee’s service to the Company terminates before those units vest, except as otherwise provided in a written employment agreement entered into between the employee and the Company.  Shares of Company common stock will be issued with respect to vested RSUs on the earliest of: (i) March 31 of the calendar year immediately following the year in which the RSU vests; (ii) a change of control of the Company; or (iii) the employees separation from service from the Company.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUPATHE INC.

Date: January 11, 2013	By:	/s/ Armando Anido
Name: Armando Anido
Title: Chief Executive Officer